Exhibit 4.2

FORM OF COMMON STOCK WARRANT

Without Vesting Period

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY; PROVIDED, HOWEVER, THAT IF THE TRANSFER IS BETWEEN AFFILIATED PURCHASERS, THE TRANSFERRING PURCHASER SHALL BE REQUIRED TO DELIVER ONLY A CERTIFICATE (AND NOT AN OPINION OF COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

WARRANT NO. __

WARRANT CERTIFICATE

TO PURCHASE SHARES OF COMMON STOCK,

PAR VALUE $0.0001 PER SHARE

OF

ELECTRIC CITY CORP.

     THIS IS TO CERTIFY THAT ________, a ________, or its registered assigns is the owner of ________warrants (the “Warrants”), each of which entitles the registered Holder thereof to purchase from Electric City Corp., a Delaware corporation (the “Company”), one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, at an exercise price of $1.05 per share, subject to adjustment from time to time as set forth herein (the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

     Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 15 hereof or, if not therein defined, in the Securities Purchase Agreement.

     Section 1. Exercise Of Warrants. Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice, in the form of the exercise notice attached hereto (the “Exercise Notice”), stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and (i) the name or names in which, and the address to which, such Holder wishes the certificate or certificates for shares of Common Stock to be issued or (ii) if the transfer agent (the “Transfer Agent”) for the Common Stock participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, Holder’s DTC account information so that such account may be credited with the shares of Common Stock to be issued through DTC’s Deposit Withdrawal Agent Commision (“DWAC”) system and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following:

     (i) wire transfer of immediately available funds,

     (ii) certified or official bank check payable to the order of the Company, or

     (iii) if at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by notifying the Company that such Warrants are being exercised pursuant to a Cashless Exercise (as defined below) and surrendering (which surrender shall be evidenced by cancellation of the relevant number of Warrants represented by this Warrant Certificate presented in connection with the Cashless Exercise) a Warrant or Warrants, and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of Common Stock for which Warrants are being exercised as of the date of exercise (if the Exercise Price were being paid in cash) reduced by that number of shares of Common Stock equal to the number of shares for which Warrants are being exercised multiplied by a fraction, the numerator of which is (A) the Exercise Price and the denominator of which is (B) the Market Price of one share of Common Stock on the Business Day that immediately precedes the day of exercise of the Warrants. An exercise of Warrants in accordance with this clause (iii) is herein referred to as a “Cashless Exercise.”

The documentation and consideration, if any, delivered in accordance with clauses (a), (b) and (c) of this paragraph above are collectively referred to herein as the “Warrant Exercise Documentation.”

     As promptly as practicable, and in any event within three (3) Business Days after receipt of the Warrant Exercise Documentation (the “Warrant Share Delivery Date”), the Company shall, as elected by Holder, (i) deliver or cause to be delivered to the address specified in the Exercise Notice certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock issuable in connection with such exercise or (ii) provided that the Transfer Agent for the Common Stock participates in DTC’s Fast Automated Securities Transfer Program credit the number of validly issued, fully paid and nonassessable shares of Common Stock issuable in connection with such exercise to the Holder’s DTC account through the DWAC system, and if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate of like tenor for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised or surrendered; provided, however, that no new Warrant Certificate need be delivered if the Warrant Expiration Date has occurred. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

     In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

     The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrants evidenced hereby.

     The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

     In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued. If, due to adjustments, a Holder is entitled to fractions of shares, the Company shall round such Holder’s shares up or down to the nearest whole share.

     Section 2. Adjustments. The Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

     (a) Subdivision; Combination of Stock or Stock Dividends. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, by split or otherwise, or issue additional shares of Common Stock as a dividend, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, by reverse stock split or otherwise, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     (b) Adjustment for Other Distributions. If the Company makes a distribution to all holders of its Common Stock of any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

	E’	=	E	x	M - F
M

where:

E’	=	the adjusted Exercise Price.

E	=	the current Exercise Price.

M	=	the Market Price of one share of Common Stock on the record date mentioned below.

F	=	the fair market value (determined in good faith by the Board of Directors of the Company) on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This Section 2(c) does not apply to any dividend or distribution that results in an adjustment to the Exercise Price pursuant to Section 2(b) above.

     (c) Reorganization; Reclassification; Consolidation; Merger or Sale of Assets. In case of (i) any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock) or (iii) transfer or sale of all or substantially all of the Company’s Assets to another person (any of the foregoing, a “Transaction”), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to the Holder of the Warrants evidenced hereby, at least five (5) Business Days prior to effecting any of the foregoing Transactions, a certificate that the Holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and highest amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, who controls or is controlled by the successor or purchasing Person or who, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to Holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(d) similarly shall apply to successive Transactions.

     (d) Upon the occurrence of each adjustment pursuant to this Section 2 the Company, at its expense, will promptly calculate such adjustment in accordance with the terms of this Warrant Certificate, proportionately adjust the number of shares issuable upon exercise of this Warrant, and prepare and deliver to each Holder a certificate setting forth the calculation, including a statement of the adjusted Exercise Price and adjusted number of shares of Common Stock issuable upon exercise of each Warrant (as applicable), and describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.

     Section 3. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize any other action that would result in an adjustment to the Exercise Price pursuant to Section 2, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder’s address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution or other action, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution or affected by such other action, are to be determined, (b) the issue date of such dividend or distribution or (c) the date on which such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up.

     Section 4. Certain Covenants. The Company will at all times prior to the Warrant Expiration Date reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held as “treasury shares”, for the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of the Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of the unexercised portion of this Warrant Certificate. The Company shall take all action required to increase the authorized number of shares of Common Stock if at any time prior to the Warrant Expiration Date there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of the unexercised portion of this Warrant Certificate.

     The Company or, if appointed, the Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.

     Before taking any action that would cause an adjustment pursuant to Section 2 hereof to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at the Exercise Price as so adjusted.

     The Company covenants that the Warrants have been duly authorized and validly issued and all Common Stock that may be issued upon exercise of this Warrant Certificate will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     The Company covenants that it will include the shares of Common Stock issuable upon exercise of these Warrants in the Registration Statement covering the resale of the Common Shares and Warrant Shares by the Purchasers thereunder that the Company files with the Commission pursuant to Section 5.1 of the Securities Purchase Agreement. Subject to the provisions of Article 5 of the Securities Purchase Agreement, the Company hereby grants, and with respect to the shares of Common Stock issuable upon exercise of these Warrants, Holder is hereby entitled to, all of the same rights and benefits granted to the Purchasers with respect to their Common Shares and Warrant Shares under Article 5 of the Securities Purchase Agreement, including, without limitation, with respect to registration and indemnification. All references to Purchasers, Registration Statement, Common Shares, Warrant Shares and Commission in this Section 4 shall have the respective meanings set forth in the Securities Purchase Agreement.

     Section 5. Registered Holder. The person in whose name this Warrant Certificate is registered on the books of the Company shall be deemed the owner and “Holder” hereof and of the Warrants evidenced hereby for all purposes.

     Section 6. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the Holder hereof, at the principal executive office of the Company in the United States of America. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

     Section 7. Restrictive Legend. Each certificate representing the Common Stock issued upon exercise of this Warrant Certificate shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY; PROVIDED, HOWEVER, THAT IF THE TRANSFER IS BETWEEN AFFILIATED PURCHASERS, THE TRANSFERRING PURCHASER SHALL BE REQUIRED TO DELIVER ONLY A CERTIFICATE (AND NOT AN OPINION OF COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

Said legend shall be removed by the Company, upon the request of the holder of such shares, at such time as the restrictions on the transfer of the applicable security under applicable securities laws shall have terminated.

     Section 8. Denominations. The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

     Section 9. Replacement of Warrants. Upon receipt, prior to the Warrant Expiration Date, of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of unexercised Warrants evidenced by this Warrant Certificate.

     Section 10. Governing Law. Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

     Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder hereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder and their respective successors and permitted assigns any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

     Section 12. Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified first-class mail, return receipt requested, nationally recognized overnight delivery service or personal delivery,

     (a) if to the Holder, at the Holder’s last known address appearing on the books of the Company; and

     (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Securities Purchase Agreement,

or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered if delivered by a nationally recognized overnight delivery service; and five (5) Business Days after being deposited in the mail, as aforesaid, postage prepaid, if mailed.

     Section 13. Amendments. The Warrants may be amended, including without limitation, through the amendment of Article 5 of the Securities Purchase Agreement, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only by writing signed by the Company and Holder.

     Section 14. Holder Not a Stockholder; Limitation of Liability. The Warrants do not confer upon the Holder any right to vote or to consent as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof as hereinbefore provided. No provision hereof, in the absense of affirmative action by the Holder to purchase Common Stock, and to enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     Section 15. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law or executive order to close.

     “Cashless Exercise” shall have the meaning set forth in Section 1 hereof.

     “Company” shall have the meaning set forth in the preamble hereof.

     “Common Stock” shall have the meaning set forth in the preamble hereof.

     “Exercise Price” shall have the meaning set forth in the preamble hereof.

     “Holder” shall mean the registered holder of this Warrant Certificate, as reflected on the books of the Company at the relevant time.

     “Issue Date” shall mean April 28, 2005.

     “Market Price” means the last reported sale price of the applicable security as reported by (i) The American Stock Exchange or the National Association of Securities Dealers, Inc. Automatic Quotations System, (ii) if the applicable security is listed or admitted for trading on another securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), (iii) if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security by the OTC Bulletin Board, or (iv) if the applicable security is not quoted on any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day as reported on the “pink sheets” by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices). In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank. The Market Price shall be such price averaged over a period of ten (10) consecutive Business Days ending two (2) days prior to the day as of which “Market Price” is being determined.

     “Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     “Registration Default” shall have the meaning set forth in Section 2(a) hereof.

     “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of April 28, 2005, by and among the Company and the Persons referred to as Purchasers therein, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

     “Transaction” shall have the meaning set forth in Section 2(d) hereof.

     “Transfer Agent” shall have the meaning set forth in Section 1 hereof.

     “Warrants” shall have the meaning set forth in the preamble hereof.

     “Warrant Exercise Documentation” shall have the meaning set forth in Section 1 hereof.

     “Warrant Expiration Date” means October 28, 2008.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

COMPANY

ELECTRIC CITY CORP., a Delaware corporation

By:

	Name: Title:	Jeffrey Mistarz Chief Financial Officer & Treasurer

ATTEST:

Form of Assignment Form

[To be executed upon assignment of Warrants]

     The undersigned hereby assigns and transfers unto ________, whose Social Security Number or Tax ID Number is ________and whose record address is ________the rights represented by the attached Warrant Certificate with respect to _________Warrants to which the attached Warrant Certificate relates, and irrevocably appoints ________as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

Signature Guarantee:

Date:

(EXERCISE NOTICE TO BE EXECUTED UPON EXERCISE OF

SOME OR ALL OF THE WARRANTS)

     The undersigned, registered Holder, successor or assignee of such registered Holder of the attached Warrant Certificate, hereby:

     (a) exercises the right to purchase ___shares of Common Stock which the undersigned is entitled to purchase under the terms of the attached Warrant Certificate, (b) [makes the full cash payment therefor called for by the attached Warrant Certificate] [elects a Cashless Exercise as provided therein], and (c) directs that the Common Stock issuable upon exercise of said Warrants be issued as described hereunder.

(Name)

(Address)

SIGNATURE

Dated:

     Deliver shares of Common Stock issuable upon exercise of the Warrants to the following DTC account through the DWAC system: ________.

     Deliver certificates representing shares of Common Stock issuable upon exercise of the Warrants in the name of, and to the following person at the following address:

Name:

Address: